    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 2002
                      REGISTRATION STATEMENT NO. 333-72830
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ATLAS MINING COMPANY
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            Idaho                                        82-0096527
---------------------------------                  ---------------------
(STATE OR OTHER JURISDICTION                            IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER

                                      1044
                          ----------------------------
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)


                             630 EAST MULLAN AVENUE
                               OSBURN, IDAHO 83849
                                 (208) 556-1181
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               WILLIAM T. JACOBSON
                             630 EAST MULLAN AVENUE
                               OSBURN, IDAHO 83849
                                 (208) 556-1181
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF
                          AGENT FOR SERVICE OF PROCESS)

                                   Copies to:
                               NIMISH PATEL, ESQ.
                           POLLET, RICHARDSON & PATEL
                         10900 WILSHIRE BLVD., SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-1182

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: NOT APPLICABLE

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



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                          DEREGISTRATION OF SECURITIES

         On June 28, 2002, Atlas Mining filed with the Securities and Exchange Commission Amendment No. 5 to a registration statement on Form SB-2, registration no. 333-72830 (the "Registration Statement") registering 6,000,000 shares of Atlas Mining's common stock to be sold by Atlas Mining (the "Company Stock") and 740,000 shares of Atlas Mining's common stock to be sold by the selling securityholders (the "Selling Securityholders' Stock"). Following the termination of the offering on September 26, 2002, there are 6,000,000 shares of the Company Stock and 300,000 shares of the Selling Securityholders' Stock, or a total of 6,300,000 shares of Atlas Mining's common stock, that remain unsold.

         Pursuant to the undertaking contained in the Registration Statement, Atlas Mining is filing this post-effective amendment no. 1 to deregister the 6,300,000 shares that remain unsold. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.




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                                   SIGNATURES

         Pursuant to the requirements of the 1933 Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Osburn, State of Idaho on the 25th day of October, 2002.

                              ATLAS MINING COMPANY,
                              an Idaho corporation


                                           By:  /s/ William T. Jacobson
                                           -------------------------------------
                                           Chief Executive Officer and President


             Pursuant to the requirements of the 1933 Securities Act, this Form SB-2 Registration Statement has been signed by the following persons in the capacities with Atlas Mining Company and on the dates indicated.



Dated:  October 25, 2002                  /s/ William T. Jacobson
                                          --------------------------------------
                                          William T. Jacobson, Chief Executive
                                          Officer and President


Dated:  October 25, 2002                  /s/ Jack Harvey
                                          --------------------------------------
                                          Jack Harvey, Vice President and
                                          Director


Dated:  October 25, 2002                  /s/ Kurt Hoffman
                                          --------------------------------------
                                          Kurt Hoffman, Treasurer, Director and
                                          Principal Financial Officer


Dated:  October 25, 2002                  /s/ Thomas E. Groce
                                          --------------------------------------
                                          Thomas E. Groce, Director


Dated:  October 25, 2002                  /s/ Marqueta Martinez
                                          --------------------------------------
                                          Marqueta Martinez, Secretary, Chief
                                          Accounting Officer and Controller